UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: October 28, 2014
(Date of earliest event reported)

DIGIRAD CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-50789	33-0145723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1048 Industrial Court,
Suwanee, GA 30024
(Address of principal executive offices, including zip code)

(858) 726-1600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

On October 30, 2014, Digirad Corporation issued a press release announcing financial results for the three and nine months ended September 30, 2014. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 28, 2014, James B. Hawkins resigned from his position as a member of the Board of Directors of the Company (the “Board”), effective immediately.  Mr. Hawkins resigned his position due to requirements of his other business interests. Mr. Hawkins served on the Company’s Audit Committee and was the Chair of the Company’s Compensation Committee. Mr. Hawkins resignation was not the result of any disagreement related to any matter involving the Company’s operations, policies or practices.

The Board has elected Mr. Michael A. Cunnion to replace Mr. Hawkins on the Audit Committee and Mr. John M. Climaco to replace Mr. Hawkins as Chair of the Compensation Committee.

Item 9.01.  Financial Statements and Exhibits

(a) Financial statements:
None
(b) Pro forma financial information:
None
(c) Shell company transactions:
None
(d)  Exhibits:
99.1 Press Release of Digirad Corporation dated October 30, 2014
99.2 Information Related to the Use of Non-GAAP Financial Measures

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGIRAD CORPORATION

By:	/s/ Jeffry R. Keyes
Jeffry R. Keyes Chief Financial Officer

Date:    October 30, 2014

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated October 30, 2014, announcing financial results for the three and nine months ended September 30, 2014.
99.2	Information Related to the use of Non-GAAP Financial Measures.